Exhibit 10.3

SETTLEMENT AND REMEDIATION AGREEMENT

This Settlement and Remediation Agreement (the “Agreement”) is entered into, as of the Effective Date defined herein, by and between Pope Resources, a Delaware Limited Partnership (“Pope Resources”), and Pope & Talbot, Inc., a Delaware corporation (“Pope & Talbot”) (collectively, the “Parties”).

RECITALS

A.            Pope Resources if the owner of the Town of Port Gamble and adjacent upland areas (the “Site”).  The Site consists of the Town of Port Gamble (the “Town Site”) and adjacent upland area, as described in Exhibit A and Exhibit C, respectively, to the Management Agreement between the Parties, dated December 3, 1985, a copy of which is attached hereto as Exhibit A, and the former sawmill, pellet plant and log transfer area (collectively, the “Mill Site”), all as described and depicted in the Mill Site and Log Dump Lease between the Parties, dated December 3, 1985, a copy of which is attached hereto as Exhibit B.

B.            Pope & Talbot is the former owner of the Site.  The Site was transferred by Pope & Talbot to Pope Resources pursuant to a Plan of Distribution and Transfer and Indemnity Agreement between the Parties, dated December 20, 1985, a copy of which agreement is attached hereto as Exhibit C.

C.            Pope & Talbot and its predecessors-in-interest operated a sawmill and related facilities on the Mill Site until 1995.  After December 2, 1985, Pope & Talbot’s activities on the Mill Site have occurred pursuant to the Mill Site and Log Dump Lease attached hereto as Exhibit B.  A portion of the Mill Site, including the former sawmill site and the log storage and rafting facilities located adjacent to the sawmill site, and all improvements located thereon (the “Sublet Premises”), is currently sub-leased by Pope & Talbot to S-V Pullin, Inc., a Washington corporation (the “Sublessee”), under a Sublease Agreement effective May 1, 1997, and expiring on December 20, 2002 (the “Sublease”).

D.            Pope & Talbot and its predecessors-in-interest owned and operated the Town Site until December 20, 1985. Pope & Talbot continued to manage the Town Site under authority of the Management Agreement attached hereto as Exhibit A, until December 31, 1995, when the Management Agreement expired. Pope & Talbot continued to use the dredge-fill cell until 1997 on a portion of the Site covered by the Management Agreement.

E.             The Washington Department of Ecology (“Ecology”) has identified five Operable Units associated with the Site, for the purpose of addressing existing Environmental Conditions, as that term is defined by Paragraph 6.7 herein, under the Washington Model Toxics Control Act, Ch. 70.105D RCW (“MTCA”) and other laws. The five Operable Units are identified on the map attached hereto as Exhibit D and are described as follows:

Operable Unit No. 1: The former sawmill, the pellet plant, and Port Gamble Bay sediments and wood waste deposits;

Operable Unit No. 2: The two historical landfills lying along Port Gamble Bay, immediately south of the former sawmill (the “Bayside Landfills”);

Operable Unit No. 3: The Port Gamble Town Site;

Operable Unit No. 4: The historical Pope & Talbot industrial landfill located in the wooded, upland area directly to the south of the Town Site (the “Industrial Landfill”); and

Operable Unit No. 5: The regulated dredge-fill cell, former wood waste landfill and former hog-fuel storage area (collectively, the “Regulated Area”) all located in the wooded upland area to the south of the Town Site and Industrial Landfill.

F.             The Parties have engaged environmental consultants who have conducted environmental investigations of certain areas of the Site. The Parties desire to enter into a comprehensive agreement to fully, finally and permanently resolve the rights and obligations of the Parties as to any and all existing and potential disputes over responsibility for Port Gamble Environmental Conditions and all Remedial Claims and Other Claims, as those terms are defined in Article 6 of this Agreement, and to provide an orderly process for further investigation and cleanup of Port Gamble Environmental Conditions.

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, Pope Resources and Pope & Talbot hereby agree as follows:

ARTICLE 1.  REMEDIAL ACTIONS

1.1           Port Gamble Bay. Pope & Talbot shall be responsible at its sole expense for implementing and funding all Remedial Actions (as that term is defined by paragraph 6.8 herein) with respect to the areas in Port Gamble Bay (as that term is defined by paragraph 6.9 herein) impacted by Pope & Talbot’s historic activities and by the Sublessee’s activities prior to the Effective Date of this Agreement, including but not limited to investigation and cleanup of Bay sediments and wood-waste deposits; provided that Pope & Talbot’s responsibility under this paragraph 1.1 shall not apply to removal of pilings or dolphins (bound groups of pilings) in Port Gamble Bay, except to the extent required by Ecology as part of a Remedial Action. Port Gamble Bay is part of the area identified by Ecology as Operable Unit No. 1. The Remedial Actions shall be considered complete when Pope & Talbot completes all required actions under any of the following: a consent decree, administrative order, no-further-action determination, or equivalent administrative closure from Ecology under MTCA and other applicable state laws or, in the event it asserts jurisdiction, from the U.S. Environmental Protection Agency (“EPA”) under applicable federal laws, and subject to post-cleanup monitoring and agency “reopeners” if any.

1.2           Mill Site. Pope Resources shall be responsible at its sole expense for implementing and funding all Remedial Actions with respect to the Mill Site that comprises part of Ecology’s Operable Unit No. 1. The Remedial Actions shall be considered complete when Pope Resources obtains a no-further-action determination or equivalent administrative closure from Ecology under MTCA and other applicable state laws or, in the event it asserts jurisdiction, from the EPA under applicable federal laws, and subject to post-cleanup monitoring and agency “reopeners” if any.

1.3           Bayside Landfills. Pope & Talbot shall be responsible at its sole expense for implementing and funding all Remedial Actions with respect to the two Bayside Landfills that comprise Ecology’s Operable Unit No. 2. The Remedial Actions shall include removal of Landfill materials for recycling or to a permitted off-Site disposal facility, and shall be considered complete when Pope & Talbot obtains a no-further-action determination or equivalent administrative closure from Ecology under MTCA and other applicable state laws or, in the event it asserts jurisdiction, from the EPA under applicable federal laws, and subject to post-cleanup monitoring and agency “reopeners” if any.

1.4           Town Site. Pope Resources shall be responsible at its sole expense for implementing and funding all Remedial Actions with respect to the Town Site that comprises Ecology’s Operable Unit No. 3. The Remedial Actions shall be considered complete when Pope Resources obtains a no-further-action determination or equivalent administrative closure from Ecology under MTCA and other applicable state laws or, in the event it asserts jurisdiction, from the EPA under applicable federal laws, subject to post-cleanup monitoring and agency “reopeners” if any.

1.5           Industrial Landfill. Pope & Talbot shall be responsible at its sole expense for implementing and funding all Remedial Actions with respect to the Industrial Landfill that comprises Ecology’s Operable Unit No. 4. The Remedial Actions shall include removal of Landfill materials for recycling or to a permitted off-Site disposal facility, and wetland restoration in compliance with Ecology and Bremerton-Kitsap County Health District requirements. The Remedial Actions shall be considered complete when Pope & Talbot obtains a no-further-action determination or equivalent administrative closure from Ecology under MTCA and other applicable state laws or, in the event it asserts jurisdiction, from the EPA under applicable federal laws, subject to post-cleanup monitoring and agency “reopeners” if any.

1.6           Regulated Area. Pope & Talbot shall be responsible for implementing and funding all Remedial Actions associated with the Regulated Area, that comprises Ecology’s Operable Unit No. 5. The Remedial Actions shall include removal of materials for recycling or to a permitted off-Site disposal facility, and compliance with all closure requirements imposed by the Bremerton Kitsap County Health District and Ecology. The Remedial Actions shall be considered complete when Pope & Talbot complies with all closure and post-closure requirements imposed by the Health District and, if MTCA or an equivalent cleanup law is deemed to be applicable, obtains a no-further-action determination or equivalent administrative closure from Ecology under MTCA and other applicable state laws or, in the event it asserts jurisdiction, from the EPA under applicable federal laws, subject to post-cleanup monitoring and agency “reopeners” if any.

1.7           Reservation of Third Party Claims. This Agreement shall not affect or impair rights either Party has now or in the future to assert third party claims against any person or entity not a party to this Agreement.

ARTICLE 2.  USE OF SITE FOR REMEDIAL ACTIONS

2.1           Easement Agreement. The Parties shall execute an Easement Agreement, in the form attached hereto as Exhibit E, that will provide Pope & Talbot with reasonable use rights and access to the Site for purposes of accomplishing or supporting Remedial Actions required by this Agreement. Pope & Talbot shall use its best efforts to ensure that its activities under this Agreement and the Easement Agreement do not materially interfere with Pope Resource’s use and development of the Site, the public’s use and enjoyment of the Site, and the Sublessee’s use and enjoyment of the Sublet Premises.

ARTICLE 3.  TERMINATION OF MILL SITE LEASE

3.1           Termination of Mill Site Lease. As of the Effective Date of this Agreement, the Parties hereby terminate the Mill Site and Log Dump Lease, a copy of which is attached hereto as Exhibit B, and Pope & Talbot shall forthwith transfer to Pope Resources possession and control of the Premises described therein, including but not limited to the Port Gamble water supply system, sewage disposal plant, and all lines extending to and from such water supply system and sewage disposal plant. In addition, as of that date, Pope Resources shall assume sole responsibility for operation and maintenance of the water supply system, sewage disposal plant and all lines and any other facilities associated with the water supply system and the sewage disposal plant.

3.2           Transfer of Mill Site Permits. Pope & Talbot shall transfer to Pope Resources all permits and other governmental approvals and rights held by Pope & Talbot, and associated with the Site, including but not limited to the NPDES/Waste Discharge Permit for the sewage disposal plant, and the Storm Water Discharge Permit for the Mill Site.

3.3           Status of Sublessee. Termination of the Mill Site and Log Dump Lease will automatically terminate the Sublease. No later than the Effective Date of this Settlement Agreement, Pope Resources shall offer a new lease of the Sublet Premises to the Sublessee on substantially the same material terms and conditions as the Sublease.

3.4           Indemnification. Pope & Talbot shall indemnify, defend and hold harmless Pope Resources, its affiliates, officers, directors, employees, partners, unit holders and subsidiaries from and against any action, cause of action, claim, charge, cost, demand, expense, judgment, liability, loss, obligation, order or penalty arising from or related to Sublessee’s compliance prior to the Effective Date of this Agreement with State of Washington laws applicable to permitting and regulation of storm water discharges.

ARTICLE 4.  COOPERATION

4.1           Cooperation Between Parties. The Parties shall exercise best efforts to cooperate in the coordination and timely accomplishment of Remedial Actions required by Article 1 herein, including but not limited to communications with governmental agencies, use of consultants and contractors, and coordination of work accomplished at the various Port Gamble Operable Units. The Parties shall also exercise best efforts to cooperate and work together in resolving any issues relating to the Sublease and Sublet Premises

4.2           Exchange of Documents. The Parties shall provide each other, through their attorneys, consultants or directly, with copies of all draft and final reports and other final documents ultimately submitted to regulatory agencies in connection with accomplishing the Remedial Actions required by Article 1 herein.

4.3           Oversight. Each Party, through its designated technical consultant or directly, shall have the right to review and comment on, but not control, the work performed by the other Party and its consultants and contractors, in relation to the Remedial Actions required of the Party performing the work. Each Party shall instruct its consultants and contractors to cooperate with the designated technical consultants and representatives of the other Party. Pope Resources designates Environmental Partners, Inc. as its designated technical consultant. Pope & Talbot designates Parametrix, Inc., as its designated technical consultant. A Party may change its designated technical consultant upon prior written notice to the other Party.

ARTICLE 5.  REPRESENTATIONS

5.1           Pope & Talbot’s Representation. Pope & Talbot hereby represents to Pope Resources that it has reviewed the technical characterization information prepared by its consultants, Foster Wheeler Environmental Corporation and Parametrix, Inc., and provided to Pope Resources, and has reviewed the technical characterization information provided by Pope Resources and its consultant, Environmental Partners, Inc., and that, to the best knowledge of the Pope & Talbot Representatives (as defined herein), Pope & Talbot is not aware of Environmental Conditions (as that term is defined in Paragraph 6.7 herein) at, in or beneath the Site or Port Gamble Bay, other than those disclosed by such information. For purposes of this paragraph, the Pope & Talbot Representatives are defined as Michael Flannery, DeeAnn Lindsley and Jerry Clark.

5.2           Pope Resources’ Representation. Pope Resources hereby represents to Pope & Talbot that it has reviewed the technical characterization information prepared by its consultant, Environmental Partners, Inc. and provided to Pope & Talbot, and has reviewed the technical characterization information provided by Pope & Talbot and its consultants, Foster Wheeler Environmental Corporation and Parametrix, Inc., and that, to the best knowledge of the Pope Resources Representatives (as defined herein), Pope Resources is not aware of Environmental Conditions (as that term is defined in Paragraph 6.4 herein) at, in or beneath the Site or Port Gamble Bay, other than those disclosed by such information. For purposes of this paragraph, the Pope Resources Representatives are defined as Allen E. Symington, David Nunes, Thomas Ringo and Rod Maki.

ARTICLE 6.  MUTUAL WAIVERS AND RELEASES

6.1           Mutual Releases of and Covenants Not to Sue as to Remedial Claims. Each Party hereby releases and covenants not to sue the other Party from or as to any Remedial Claim, as that term is defined in Paragraph 6.5 herein, that the releasing Party had, has or may have against the released Party arising from Environmental Conditions, as that term is defined by Paragraph 6.7 herein, at, in or beneath the Site, or that have migrated from the Site, including any and all Operable Units identified in this Agreement. Each Party hereby releases and covenants not to sue the other Party from or as to any Remedial Claim that the releasing Party may have against the other Party, arising from the Management Agreement (attached hereto as Exhibit A), the Mill Site and Log Dump Lease (attached hereto as Exhibit B), and the Transfer and Indemnity Agreement (attached hereto as Exhibit C). The releases granted by this paragraph shall be contingent on the released Party’s release of the other Party remaining in effect, and the released Party complying with all material conditions of this Agreement, including fulfilling all of its Remedial Action obligations under Article 1 of this Agreement; provided that in the event a release becomes ineffective due to the released Party’s non-compliance with this Agreement, the release granted by that Party to the other Party shall remain in effect.

6.2           Mutual Waivers of Remedial Claims. Each Party hereby waives as to the other Party any and all Remedial Claims that the waiving Party had, has or may have against the other Party arising from Environmental Conditions at, in or beneath the Site, or that have migrated from the Site, including any and all Operable Units identified in this Agreement. Each Party hereby waives as to the other Party any and all Remedial Claims that the Waiving Party may have against the other Party, arising from the Management Agreement (attached hereto as Exhibit A), the Mill Site and Log Dump Lease (attached hereto as Exhibit B), and the Transfer and Indemnity Agreement (attached hereto as Exhibit C). The waivers granted by this paragraph shall be contingent on the Party receiving the waiver complying with all material conditions of this Agreement, including fulfilling all of its Remedial Action obligations under Article 1 of this Agreement.

6.3           Mutual Releases of and Covenants Not to Sue as to Other Claims. Each Party hereby releases the other Party from and covenants not to sue as to any and all Other Claims, as that term is defined in paragraph 6.6 of this Agreement, arising from Environmental Conditions at, in or beneath the Site, or that have migrated from the Site, including any and all Operable Units identified in this Agreement; provided, that these releases shall not apply to: (1) any Other Claim by a federal or state natural resource trustee and/or the Port Gamble S’Klallam Tribe for injury to, destruction of, or loss of natural resources based on Environmental Conditions existing prior to the Effective Date of this Agreement; or (2) any Other Claim brought by former or present employees of Pope & Talbot, contractors, or other persons, relating to work or services requested of them by Pope & Talbot and provided by such persons at the Site or Port Gamble Bay. Each Party further releases the other Party from and covenants not to sue as to any and all Other Claims arising from the Management Agreement (attached hereto as Exhibit A), the Mill site and Log Dump Lease (attached hereto as Exhibit B), and the Transfer and Indemnity Agreement (attached hereto as Exhibit C). Pope Resources further releases Pope & Talbot from and covenants not to sue as to any and all Remedial and Other Claims arising from the presence of pilings or dolphins (bound groups of pilings) in Port Gamble Bay. The releases granted by this paragraph shall be contingent on the released Party’s release of the other Party remaining in effect, and the released Party complying with all material conditions of this Agreement, including fulfilling all of its Remedial Action obligations under Article 1 of this Agreement; provided that in the event a release granted to a Party becomes ineffective due to that Party’s non compliance with this Agreement, the release granted by that Party to the other Party shall remain in effect.

6.4           Mutual Waivers of Other Claims. Each Party hereby waives as to the other Party any and all Other Claims, as that term is defined in paragraph 6.6 of this Agreement, arising from

Environmental Conditions at, in or beneath the Site, or that have migrated from the Site, including any and all Operable Units identified in this Agreement; provided, that these waivers shall not apply to: (1) any Other Claim by a federal or state natural resource trustee and/or the Port Gamble S’Klallam Tribe for injury to, destruction of, or loss of natural resources based on Environmental Conditions existing prior to the Effective Date of this Agreement; or (2) any Other Claim brought by former or present employees of Pope & Talbot, contractors, or other persons, relating to work or services requested of them by Pope & Talbot and provided by such persons at the Site or Port Gamble Bay. Each Party waives as to the other Party any and all Other Claims arising from the Management Agreement (attached hereto as Exhibit A), the Mill site and Log Dump Lease (attached hereto as Exhibit B), and the Transfer and Indemnity Agreement (attached hereto as Exhibit C). Pope Resources further waives, as to Pope & Talbot, any Remedial or Other Claims arising from the presence of pilings and dolphins (bound groups of pilings) in Port Gamble Bay. The waivers granted by this paragraph shall be contingent on the Party receiving the waiver complying with all material conditions of this Agreement, including fulfilling all of its Remedial Action obligations under Article 1 of this Agreement.

6.5           Definition of Remedial Claim. As used in this Agreement, the term “Remedial Claim” shall mean any action (including third-party actions), cause of action, claim, charge, cost, damage, demand, expense, judgment, liability, loss, obligation, order or penalty arising from or related to a Remedial Action at the Site or any Operable Unit, including but not limited to Remedial Action costs, and including but not limited to attorney’s fees, legal expenses, court costs, and other costs of judicial or administrative proceedings, including appeals, whether such Remedial Claim arises in tort, contract or otherwise, or under statute, regulation or common law.

6.6           Definitions of Other Claim. As used in this Agreement, the term “Other Claim” shall mean any action (including third-party actions), cause of action, claim, charge, cost, damage, demand, expense, judgment, liability, loss, obligation, order or penalty, other than a Remedial Claim, and including but not limited to attorney’s fees, legal expenses, court costs, and other costs of judicial or administrative proceedings, including appeals, whether such Other Claim arises in tort, contract or otherwise, or under statute, regulation or common law; provided that Other Claims shall not include any claim by Pope Resources arising from Pope Resources’ lease of art to Pope & Talbot.

6.7           Definition of Environmental Condition. As used in this Agreement, the term “Environmental Condition” shall mean any physical, chemical or biological condition caused by or, related to a hazardous substance, hazardous waste, hazardous material, toxic substance, pollutant, or pollution, as those terms are defined by applicable federal and state statutes and regulations, and local ordinances and regulations, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act; the Hazardous Materials Transportation Act; the Emergency Planning and Community Right-to-Know Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act (Clean Water Act); the federal Clean Air Act; the Washington Model Toxics Control Act; the Washington Hazardous Waste Management Act; the Washington Water Pollution Control Act; the Washington Dangerous Waste Regulations; the Washington Sediment Management Standards; and the Washington Model Toxics Control Act Cleanup Regulation.

6.8           Definition of Remedial Action. As used in this Agreement, the term “Remedial Action” shall mean all investigative, cleanup and other actions consistent with MTCA and other applicable laws, and otherwise required by Ecology and any other agency with jurisdiction, and shall have the same meaning as set forth in MTCA, RCW 70.105D.020(21).

6.9           Definition of Port Gamble Bay. As used in this Agreement, the term “Port Gamble Bay” shall mean all areas of the portion of Hood Canal commonly known as Port Gamble Bay, including all inter-tidal and sub-tidal areas seaward of the mean higher high water line.

ARTICLE 7.  INDEMNIFICATION

7.1           Indemnification. Pope Resources shall, to the extent permitted by Washington law, indemnify, reimburse, defend and hold Pope & Talbot, its affiliates, officers, directors, shareholders, employees, partners and subsidiaries (collectively, the “Indemnified Parties”), harmless from and against:

(a)           any Remedial Claims or Other Claims that Pope Resources has released, covenanted not to sue as to and waived with respect to Pope & Talbot, pursuant to paragraphs 6.1, 6.2, 6.3 and 6.4 of this Agreement; and

(b)           any Remedial or Other Claims, including but not limited to those arising from or related to Pope Resources’ action(s) or failure(s) to act, with respect to the Mill Site or Town Site after the Effective Date of this Agreement, or at the Bayside Landfills, Industrial Landfill, Regulated Area or Port Gamble Bay after Pope & Talbot’s completion of its Remedial Actions at each of those respective areas;

Provided, that Pope Resource’s obligation to indemnify, reimburse, defend and hold harmless the Indemnified Parties shall not extend to: (1) Remedial or Other Claims arising from the gross negligence, willful misconduct or breach of this Settlement Agreement by any Indemnified Party; (2) Other Claims brought by former or present employees of Pope & Talbot, contractors, or other persons, relating to work or services requested of them by Pope & Talbot and provided by such persons at the Site or Port Gamble Bay; or (3) Other Claims asserted by federal or state natural resource trustees and/or the Port Gamble S’Klallam Tribe against Pope & Talbot for injury to, destruction of, or loss of natural resources based on Environmental Conditions existing prior to the Effective Date of this Agreement.

ARTICLE 8.  NO ADMISSION OF LIABILITY

8.1           Disclaimer of Liability. By entering into this Agreement and agreeing to undertake Remedial Actions, the Parties do not admit to, and hereby expressly disclaim, any liability for Remedial or Other Claims that could be asserted by one Party, or by third parties, against the other Party, arising from or relating to Environmental Conditions at, in or beneath the Site or Port Gamble Bay, or that have migrated from the Site or Port Gamble Bay, and/or arising from or relating to the agreements attached hereto as Exhibits A, B and C. The Parties furthermore do not admit, and hereby expressly disclaim with respect to the Site and Port

Gamble Bay, any liability as potentially liable persons or potentially responsible parties under federal, state and local laws relating to Environmental Conditions.

ARTICLE 9.  CONFIDENTIALITY

9.1           Confidentiality. Each Party shall use its best efforts to maintain the confidentiality of this Agreement. The Parties shall provide each other with documents (“Shared Documents”) for the purpose of promoting the cooperation required by Article 4 herein, and facilitating or expediting the Remedial Actions required by Article 1 herein. Shared Documents, including this Agreement, shall be stamped “CONFIDENTIAL” and shall not be shared with third parties including but not limited to governmental agencies, except for the Parties’ insurers, consultants and attorneys, unless required by legal process, in which event the disclosing Party shall give at least five days prior written notice to the other Party; provided that this non-disclosure obligation shall not apply to Shared Documents that are required to be submitted by the originating Party to governmental agencies and become public documents. By way of example, a draft report may be shared by the Parties, and it would be subject to the non-disclosure requirement of this Article. The report may subsequently be revised and submitted by the originating Party to an agency with jurisdiction. The draft report would remain subject to non-disclosure, but the version submitted to the agency would become a public document and would not be subject to the requirements of this Article 9. Shared Documents covered by the non-disclosure requirements of this Article shall be subject to Evidence Rule 408 as statements made in compromise negotiations.

ARTICLE 10.  REMEDIES

10.1         Remedies. In the event that a Party materially breaches this Agreement, the remedies of the non-breaching Party shall be limited to specific performance and damages. One Party’s breach of this Agreement shall not excuse the other Party from performing its duties and obligations under this Agreement.

ARTICLE 11.  MISCELLANEOUS

11.1         Entire Agreement and Amendments. This Agreement, the Exhibits thereto, and the Easement Agreement required by paragraph 2.1 herein, constitute the final and complete agreement between the Parties with respect to the Site and Port Gamble Bay, and supersede all prior and contemporaneous agreements and understandings of the Parties, whether oral or in writing. No modification, revision or amendment of this Agreement may be made except by written agreement duly executed by the Parties.

11.2         Additional Instruments. The Parties shall expeditiously prepare, execute and deliver such additional instruments and documents, including but not limited to the Easement Agreement required by paragraph 2.1 of this Agreement, that are reasonably necessary and appropriate to effectuate the purposes, terms and conditions of this Agreement.

11.3         No Joint Venture. It is not intended by this Agreement, and nothing in this Agreement shall, create any partnership, joint venture or other business arrangement between the Parties. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, corporation, or other entity not a party hereto, and no such other person, firm, corporation, or other entity shall have any right or Remedial or Other Claim hereunder.

11.4         Governing Law and Disputes. This Agreement and the rights of the Parties shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Washington. In the event of a dispute that arises under this Agreement, the Parties shall make best efforts to resolve the dispute through negotiation and/or alternative dispute resolution. In the event such best efforts are unsuccessful, any judicial action for enforcement of this Agreement, or to recover amounts due under this Agreement, shall lie in the Superior Court for the State of Washington in King County.

11.5         Attorneys’ Fees. In the event either Party brings an action or any other proceeding against the other Party to enforce or interpret any of the terms and conditions of this Agreement, the prevailing Party in such action or proceeding shall be entitled to recover its reasonable attorney’s fees and costs from the other Party, in such amounts as shall be set by the court.

11.6         Binding Nature of Agreement. The term and provisions of this Agreement, including all rights and obligations thereunder, shall be binding on and inure to the benefit of the Parties and their successors and assigns.

11.7         Effective Date. This Agreement shall be effective on the date it is last duly executed by the Parties herein (the “Effective Date”).

11.8         Counterparts. This Agreement and the Easement Agreement to be delivered under paragraph 2.1 herein may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one agreement.

11.9         Authority to Sign. The signatories to this Agreement represent that they have the requisite authority to bind and act on behalf of their respective Parties for whom they have executed this Agreement.

11.10       Notices. All notices and other communications required by this Agreement to be given by one Party to the other shall be given in writing and shall be deemed to have been duly given if personally delivered, sent by a nationally recognized overnight delivery service, electronically transmitted, or if mailed or deposited in the United States mail and sent by registered or certified mail, return receipt requested, postage prepaid to:

Pope & Talbot, Inc. at:	Michael Flannery
President and Chief Executive Officer
Pope & Talbot, Inc.
1500 S.W. First Avenue
Portland, OR 97201

Christopher R. Hermann
Stoel Rives LLP
900 S.W. Fifth Avenue, Suite 2600
Portland, OR 97204-1268

Pope Resources at:	David Nunes
President and Chief Operating Officer
Pope Resources
19245 10th Ave. N.E.
Poulsbo, WA 98370

Richard W. Elliott
Davis Wright Tremaine
10500 N.E. 8th St., Suite 1800
Bellevue, WA 98004-4300

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

POPE RESOURCES, a Delaware Limited Partnership

By:
Name: Allen E. Symington
Its: Chairman & Chief Executive Officer
Date: Jan. 7, 2002

POPE & TALBOT, INC., a Delaware Corporation

By:
Name: Michael Flannery
Its: Chairman, President & Chief Exec. Officer
Date: December 28, 2001

LIST OF EXHIBITS

A.            MANAGEMENT AGREEMENT, DEC. 3, 1985

B.            MILL SITE AND LOG DUMP LEASE, DEC. 3, 1985

C.            TRANSFER AND INDEMNITY AGREEMENT, DEC. 20, 1985

D.            MAP OF OPERABLE UNITS

E.             EASEMENT AGREEMENT